UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/14/2006

VPGI Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-13225

Texas	75-1975147
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

700 Gemini Street, Suite 100, Houston, Texas 77056
(Address of principal executive offices, including zip code)

281-488-3883
(Registrant’s telephone number, including area code)

17304 Preston Road, Suite 1280, Dallas, Texas 75252
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 14, 2006, Patrick A. Custer, the sole director of the Company, appointed Joseph R. Rozelle as a member to the board of directors of the Company effective as of July 14, 2006. Concurrently with Mr. Rozelle's appointment as a director, Mr. Custer resigned as an officer and director of the Company and Mr. Rozelle was elected to the offices of President, Secretary, Treasurer and Chief Executive Officer of the Company.

Joseph R. Rozelle, 32, is currently also the President of Nautilus Global Partners, a Limited Liability Company dedicated to facilitation of "going public" transactions for foreign and domestic operating companies on the public United States Exchanges. From 2004 through January 2006, Mr. Rozelle was a consultant with Accretive Solutions, providing Sarbanes-Oxley Compliance consulting and other accounting related consulting services. Prior thereto, Mr. Rozelle worked with Momentum Equity Group, LLC and Momentum Bio Ventures as a Principal Analyst beginning in the spring of 2002 and winter of 2003, respectively through 2004. Prior to joining Momentum, Mr. Rozelle was an associate with Barclays Capital in the Capital Markets Group, specializing in asset securitization in the summer of 2001. Prior thereto, he was the Assistant Vice President of Planning and Financial Analysis for a regional commercial bank and was responsible for all of the corporate financial modeling, risk analysis, mergers and acquisition evaluation, and corporate budgeting. Mr. Rozelle also served as a senior auditor with Arthur Andersen, where he was involved in a variety of filings with the SEC involving corporate mergers, spin-offs, public debt offerings, and annual reports. Mr. Rozelle holds a Bachelors of Business Administration degree from the University of Houston and earned a Masters of Business Administration degree from the Jesse H. Jones School of Management at Rice University in 2002. In addition, he is a Certified Public Accountant in the State of Texas.

As of the date of this Report, the Company does not have any contractual arrangements with Mr. Rozelle.

Item 8.01.    Other Events

The Company filed a Preliminary Proxy Statement on July 17, 2006 in connection with a Special Shareholders' Meeting to be held on September 5, 2006. The purpose of the Special Shareholders' Meeting is to obtain shareholder approval for a reverse stock split. The reverse stock split, in conjunction with other proposed actions, is intended to create a capital structure with better prospects of enhancing shareholder value.

Our current business model of developing and licensing RFID technologies has not matured and continues in the development stage. Consequently, the actions reported in this Report reflect the ongoing efforts of management to position the Company to attract a buyer of the corporate entity, attract a merger candidate, or facilitate the acquisition of a viable business. We also plan to undertake other actions focused on improving the capital structure and future prospects of the Company, such as encouraging convertible security holders to convert their holdings and seeking a buyer or buyers for our inactive subsidiaries. These events are expected to occur in due course and as and when opportunities arise.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VPGI Corp.

Date: July 19, 2006	By:	/s/ Joseph R. Rozelle
Joseph R. Rozelle
Chief Executive Officer and Principal Financial Officer